SCHEDULE 13G

ISSUER:  NuCo2, Inc.                                        CUSIP NO.: 629428103


                                  EXHIBIT 2(a)

          This statement is being filed by J.P. Morgan Partners (BHCA), L.P., (as successor by merger of Chase Capital Investments, L.P. with and into J.P. Morgan Partners (BHCA), L.P.), a Delaware limited partnership (hereinafter referred to as "JPMP (BHCA)"), whose principal business office is located 1221 Avenue of the Americas, New York, New York 10020. JPMP (BHCA) is engaged in the venture capital and leveraged buyout business. The general partner of JPMP
(BHCA) is JPMP Master Fund Manager, L.P. (formerly known as Chase Capital Partners, a New York general partnership), a Delaware limited partnership (hereinafter referred to as "JPMP Master Fund"), whose principal business office is located at the same address as JPMP (BHCA), and is also engaged directly and indirectly (through affiliates) in the venture capital and leveraged buyout business. The general partner of JPMP Master Fund is JPMP Capital Corp. (formerly known as Chase Capital Corporation), a New York corporation (hereinafter referred to as "JPMP Capital Corp."), whose principal business office is located at the same address as JPMP (BHCA), and is also engaged in the venture capital and leveraged buyout business. Set forth in Schedule A hereto and incorporated herein by reference are the names, business addresses, principal occupations and employments of each executive officer and director of JPMP Capital Corp.

          JPMP Capital Corp. is a wholly owned subsidiary of J.P. Morgan Chase & Co. (formerly known as The Chase Manhattan Corporation), a Delaware corporation (hereinafter referred to as "JP Morgan Chase") which is engaged (primarily through subsidiaries) in the commercial banking business with its principal office located at 270 Park Avenue, New York, New York 10017. Set forth in Schedule B hereto and incorporated herein by reference are the names, business addresses, principal occupations and employments of each executive officer and director of JP Morgan Chase.

SEC 1745 (3-98)

                                  SCHEDULE 13G

ISSUER:  NuCo2, Inc.                                        CUSIP NO.: 629428103


                                                                      SCHEDULE A

                               JPMP CAPITAL CORP.

                             EXECUTIVE OFFICERS(1)

President                                             Jeffrey C. Walker*
Executive Vice President                              Mitchell J. Blutt, M.D.*
Executive Vice President                              Arnold L. Chavkin*
Executive Vice President                              John M.B. O'Connor*
Managing Director                                     Dr. Dana Beth Ardi
Managing Director                                     Christopher C. Behrens*
Managing Director                                     Julie Casella-Esposito*
Managing Director                                     Rodney A. Ferguson*
Managing Director                                     Cornell P. French*
Managing Director                                     Michael R. Hannon*
Managing Director                                     Alfredo Irigoin*
Managing Director                                     Andrew Kahn*
Managing Director                                     Jonathan R. Lynch*
Managing Director                                     Stephen P. Murray*
Managing Director                                     Timothy Purcell*
Managing Director                                     Faith Rosenfeld*
Managing Director                                     Shahan D. Soghikian*
Managing Director                                     Timothy J. Walsh*
Managing Director                                     Richard D. Waters, Jr.*
Managing Director                                     Damion E. Wicker, M.D.*
Managing Director                                     Eric R. Wilkinson*
Senior Vice President and Assistant Secretary         James Hutter*
Senior Vice President and Assistant Secretary         Mounir Nahas*
Senior Vice President, Treasurer
  and Assistant Secretary                             Elisa R. Stein*
Vice President and Assistant Secretary                Richard Madsen*
Vice President and Assistant Secretary                Puneet Gulati*
Vice President and Assistant Secretary                Thomas Szymoniak*
Vice President and Assistant Secretary                Scott Kraemer*
Secretary                                             Anthony J. Horan**
Assistant Secretary                                   Robert C. Caroll**
Assistant Secretary                                   Denise G. Connors**
Assistant Secretary                                   Euisun Lisa Lee**
Assistant Secretary                                   Timothy Samson**


--------
(1) Each of whom is a United States citizen except for Messrs. Irigoin, and Soghikian.

* Principal occupation is employee and/or officer of J.P. Morgan Partners, LLC. Business address is c/o J.P. Morgan Partners, LLC, 1221 Avenue of the Americas, New York, New York 10020.

** Principal occupation is employee or officer of J.P. Morgan Chase & Co. Business address is c/o J.P. Morgan Chase & Co., 270 Park Avenue, New York, New York 10017.

SEC 1745 (3-98)

                                  SCHEDULE 13G

ISSUER:  NuCo2, Inc.                                        CUSIP NO.: 629428103


                                  DIRECTORS(1)
                              William B. Harrison**
                               Jeffrey C. Walker*



--------
(1) Each of whom is a United States citizen except for Messrs. Irigoin, and Soghikian.

* Principal occupation is employee and/or officer of J.P. Morgan Partners, LLC. Business address is c/o J.P. Morgan Partners, LLC, 1221 Avenue of the Americas, New York, New York 10020.

** Principal occupation is employee or officer of J.P. Morgan Chase & Co. Business address is c/o J.P. Morgan Chase & Co., 270 Park Avenue, New York, New York 10017.

SEC 1745 (3-98)

                                  SCHEDULE 13G

ISSUER:  NuCo2, Inc.                                        CUSIP NO.: 629428103


                                                                      SCHEDULE B

                             J.P. MORGAN CHASE & CO.

                              EXECUTIVE OFFICERS(1)

Chairman of the Board and Chief Executive Officer       William B. Harrison Jr.*
Vice Chairman                                           David A. Coulter*
Vice Chairman                                           Walter A. Gubert*
Vice Chairman                                           Thomas B. Ketchum*
Vice Chairman                                           Donald H. Layton*
Vice Chairman                                           James B. Lee Jr.*
Vice Chairman                                           Jeffrey C. Walker**
Vice Chairman; Head of Finance, Risk Management
  and Administration                                    Marc J. Shapiro*
Executive Officer                                       Steven D. Black*
Executive Officer                                       Donald H. McCree III*
Executive Officer                                       James I. Staley*
Executive Officer                                       Don M. Wilson*
Executive Officer                                       William T. Winters*
Executive Vice President; General Auditor               William J. Moran*
Executive Vice President; Chief Financial Officer       Dina Dublon*
Executive Vice President; Head of Market
  Risk Management                                       Lesley Daniels Webster*
Chief Credit Officer                                    Robert S. Strong*
Managing Director                                       Paul W. Brandow*
Managing Director; Corporate Treasurer                  David B. Edelson*
Managing Director; Head of Credit Risk Policy           Suzanne Hammett*
Managing Director                                       Louis M. Morrell*
Managing Director                                       John Steinhardt*
Managing Director                                       John Wilmet*
Managing Director                                       Jorge V. Jasson*
General Counsel                                         William H. McDavid*
Corporate Secretary                                     Anthony James Horan*
Senior Vice President; Assistant General Counsel        Ronald C. Mayer*
Senior Vice President; Chief Compliance Officer         Gregory S. Meredith*
Director of Human Resources                             John J. Farrell*
Director of Corporate Marketing and Communications      Frederick W. Hill*
Controller                                              Joseph L. Scalfani*
Assistant Corporate Secretary                           James C. Berry*


--------
(1)  Each of whom is a United States citizen.

* Principal occupation is employee or officer of J.P. Morgan Chase & Co. Business address is c/o J.P. Morgan Chase & Co., 270 Park Avenue, New York, New York 10017.

** Principal occupation is employee and/or officer of J.P. Morgan Partners, LLC. Business address is c/o J.P. Morgan Partners, LLC, 1221 Avenue of the Americas, New York New York 10020.

SEC 1745 (3-98)

                                  SCHEDULE 13G

ISSUER:  NuCo2, Inc.                                        CUSIP NO.: 629428103


                                  DIRECTORS(1)

                             PRINCIPAL OCCUPATION OR EMPLOYMENT;
 NAME                        BUSINESS OR RESIDENCE ADDRESS
--------------------------------------------------------------------------------
 Hans W. Becherer            Retired Chairman of the Board and
                             Deere & Company
                             One John Deere Place
                             Moline, IL 61265
--------------------------------------------------------------------------------
 Riley P. Bechtel            Chairman and Chief Executive Officer
                             Bechtel Group, Inc.
                             P.O. Box 193965
                             San Francisco, CA 94119-3965
--------------------------------------------------------------------------------
 Frank A. Bennack, Jr.       President and Chief Executive Officer
                             The Hearst Corporation
                             959 Eighth Avenue
                             New York, New York  10019
--------------------------------------------------------------------------------
 Lawrence A. Bossidy         Chairman of the Board
                             Honeywell International
                             P.O. Box 3000
                             Morristown, NJ 07962-2245
--------------------------------------------------------------------------------
 M. Anthony Burns            Chairman of the Board
                             Ryder System, Inc.
                             3600 N.W. 82nd Avenue
                             Miami, Florida 33166
--------------------------------------------------------------------------------
 H. Laurence Fuller          Retired Co-Chairman
                             BP Amoco p.l.c.
                             1111 Warrenville Road, Suite 25
                             Chicago, Illinois  60563
--------------------------------------------------------------------------------
 Ellen V. Futter             President and Trustee
                             American Museum of Natural History
                             Central Park West at 79th Street
                             New York, NY 10024
--------------------------------------------------------------------------------
 William H. Gray, III        President and Chief Executive Officer
                             The College Fund/UNCF
                             9860 Willow Oaks Corporate Drive
                             P.O. Box 10444
                             Fairfax, Virginia  22031
--------------------------------------------------------------------------------
 William B. Harrison, Jr.    Chairman of the Board and Chief Executive Officer
                             J.P. Morgan Chase & Co.
                             270 Park Avenue, 8th Floor
                             New York, New York  10017-2070
--------------------------------------------------------------------------------
 Helene L. Kaplan            Of Counsel
                             Skadden, Arps, Slate, Meagher & Flom LLP
                             Four Times Square
                             New York, New York  10036
--------------------------------------------------------------------------------


--------
(1)  Each of whom is a United States citizen.

* Principal occupation is employee or officer of J.P. Morgan Chase & Co. Business address is c/o J.P. Morgan Chase & Co., 270 Park Avenue, New York, New York 10017.

** Principal occupation is employee and/or officer of J.P. Morgan Partners, LLC. Business address is c/o J.P. Morgan Partners, LLC, 1221 Avenue of the Americas, New York New York 10020.

SEC 1745 (3-98)

                                  SCHEDULE 13G

ISSUER:  NuCo2, Inc.                                        CUSIP NO.: 629428103


                             PRINCIPAL OCCUPATION OR EMPLOYMENT;
 NAME                        BUSINESS OR RESIDENCE ADDRESS
--------------------------------------------------------------------------------
 Lee R. Raymond              Chairman of the Board and Chief Executive Officer
                             Exxon Mobil Corporation
                             5959 Las Colinas Boulevard
                             Irving, TX 75039-2298
--------------------------------------------------------------------------------
 John R. Stafford            Chairman of the Board
                             American Home Products Corporation
                             5 Giralda Farms
                             Madison, New Jersey  07940
--------------------------------------------------------------------------------
 Lloyd D. Ward               Chief Executive Officer
                             U.S. Olympic Committee
                             One Olympic Plaza
                             Colorado Springs, CO  80909
--------------------------------------------------------------------------------

SEC 1745 (3-98)